Non-Employee Director Form – Restricted Stock Exhibit 10.13

FORM OF RESTRICTED SHARE AWARD AGREEMENT

PURSUANT TO THE

AMENDED AND RESTATED EMPLOYEE AND DIRECTOR

INCENTIVE RESTRICTED SHARE PLAN OF

HOSPITALITY INVESTORS TRUST, INC.
THIS AGREEMENT (this “Agreement”) is made effective as of July 3, 2017 (the “Grant Date”), by and between Hospitality Investors Trust, Inc., a Maryland corporation with its principal office at 450 Park Avenue, Suite 1400, New York, New York 10022 (the “Company”), and [___________] (the “Participant”).
WHEREAS, the Company maintains the Amended and Restated Employee and Director Incentive Restricted Share Plan of Hospitality Investors Trust, Inc. (as amended and/or restated from time to time, the “Plan”);
WHEREAS, the Plan provides that the Company, through the Compensation Committee of the Company’s Board of Directors (the “Committee”), has the ability to grant awards of restricted shares to directors, officers, employees and certain consultants or entities, in each case, that are employed by or provide services to the Company or any Affiliate of the Company;
WHEREAS, the Participant or its Affiliate has the right, pursuant to the Articles Supplementary of the Company establishing and fixing the rights and preferences of the Redeemable Preferred Share of the Company filed with the State Department of Assessments and Taxation of Maryland on March 31, 2017 and the Amended and Restated Bylaws of the Company as of March 31, 2017, to appoint two Directors to the Company’s Board, and in respect of their service, such Directors may from time to time receive compensation;
WHEREAS, the Directors appointed by the Participant or its Affiliate are employees of the Participant or an Affiliate of the Participant and the Directors have, pursuant to the Compensation Payment Agreement entered into by such Directors, the Company and the Participant on March 31, 2017, agreed that they shall not benefit personally from such compensation, the benefits of which shall inure to the Participant; and
WHEREAS, subject to the terms and conditions of this Agreement and the Plan, the Committee has determined that the Participant shall be awarded restricted shares in the amount set forth below.
NOW, THEREFORE, the Company and the Participant agree as follows:
1.Grant of Shares. Subject to the terms, conditions and restrictions of the Plan and this Agreement, the Company hereby grants to the Participant an award consisting of [___] restricted shares of common stock of the Company (the “Restricted Shares”) issued by the Company; and, accordingly, the Participant shall be entitled to all rights of a holder of common stock of the Company

Non-Employee Director Form – Restricted Stock Exhibit 10.13

(“Shares”) as set forth in Section 4 hereof as of the Grant Date. To the extent required by Applicable Law, the Participant shall pay the Company the par value ($0.01) for each Restricted Share awarded to the Participant simultaneously with the execution of this Agreement in cash or cash equivalents payable to the order of the Company. Pursuant to the Plan and Section 2 of this Agreement, the Restricted Shares are subject to certain restrictions, which restrictions shall expire in accordance with the provisions of the Plan and Section 2 hereof.
2.    Vesting. Subject to the terms of the Plan and this Agreement, the Restricted Shares shall vest as follows:
(a)    The Restricted Shares shall vest in full on the earlier of (i) the date of the annual meeting of the Board in the calendar year immediately following the calendar year in which the Grant Date occurs; or (ii) the first anniversary of the Grant Date (the earlier of (i) and (ii), the “Vesting Date”); provided that the Participant’s or its Affiliate’s designees to the Board remain Directors on the Board, or the Participant or its Affiliate continues to have the right to appoint designees to the Board, as of the Vesting Date.
(b)    One hundred percent (100%) of any unvested Restricted Shares shall automatically vest upon the occurrence of a Change in Control; provided that the Participant’s or its Affiliate’s designees to the Board remain Directors on the Board, or the Participant or its Affiliate continues to have the right to appoint designees to the Board, prior to the Change in Control.
(c)    There shall be no proportionate or partial vesting in the periods prior to the Vesting Date.
3.    Forfeiture. If the Participant’s or its Affiliate’s designees to the Board cease to be Directors on the Board and are not timely replaced by the Participant or an Affiliate of the Participant or upon such cessation each of the Participant and its Affiliates no longer has the right to appoint a designee to the Board, any Restricted Shares that have not yet vested shall be immediately forfeited and cancelled, without any further action on the part of the Company or the Participant.
4.    Rights as a Holder of Restricted Shares. From and after the Grant Date, the Participant shall have, with respect to the Restricted Shares, all of the rights of a holder of Shares, including, without limitation, the right to vote Shares, to receive and retain all regular cash dividends payable to holders of Shares of record on and after the Grant Date (although such dividends will be treated, to the extent required by applicable law, as additional compensation for tax purposes), and to exercise all other rights, powers and privileges of a holder of Shares with respect to the Restricted Shares; provided, that, except as otherwise determined by the Committee, to the extent the Company issues a dividend in the form of Shares or other property, such Shares or other property shall be subject to the same restrictions that are then applicable to the Restricted Shares under the Plan and this Agreement and such restrictions shall expire at the same time as the restrictions on the Restricted Shares expire. The Participant shall not be required to repay any cash dividends received with respect to Restricted Shares that are subsequently forfeited prior to vesting.
5.    Taxes; Section 83(b) Election. To the extent applicable, the Participant shall be subject to the provisions of Section 12 of the Plan with respect to any withholding or other tax

Non-Employee Director Form – Restricted Stock Exhibit 10.13

obligations in connection with the grant, vesting or settlement of the Restricted Shares or otherwise in connection with this Agreement. The Participant also acknowledges that it is his, her or its sole responsibility, and not the Company’s, to file timely and properly any election under Section 83(b) of the Code, and any corresponding provisions of state tax laws, if the Participant wishes to utilize such election.
6.    No Obligation to Continue Directorship. This Agreement is not an agreement of employment or service as a Director or otherwise.
7.    Restrictions on Transfer. Except as provided in this Agreement or the Plan, the Participant may not sell, transfer, hypothecate, pledge or assign any Restricted Shares or any rights or interest therein, including, without limitation, any rights under this Agreement. Any attempted sale, assignment, transfer, pledge, exchange, encumbrance, hypothecation or other disposition of the Restricted Shares in violation of the Plan or this Agreement will be void and of no force or effect and the Company will have the right to disregard the same on its books and records.
8.    Legend. In the event that a certificate evidencing the Restricted Shares is issued, the certificate representing the Restricted Shares shall have endorsed thereon the following legends:
(a)    “THE ANTICIPATION, ALIENATION, ATTACHMENT, SALE, TRANSFER, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR CHARGE OF THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE AMENDED AND RESTATED EMPLOYEE AND DIRECTOR INCENTIVE RESTRICTED SHARE PLAN OF HOSPITALITY INVESTORS TRUST, INC. (THE “COMPANY”) (AS SUCH PLAN MAY BE AMENDED FROM TIME TO TIME, THE “PLAN”) AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND THE COMPANY DATED AS OF [ ]. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”
(b)    Any legend required to be placed thereon by applicable blue sky laws of any state. Notwithstanding the foregoing, in no event shall the Company be obligated to issue a certificate representing the Restricted Shares prior to vesting as set forth in Section 2 hereof.
9.    Power of Attorney. The Company, its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of the Participant for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. The Company, as attorney-in-fact for the Participant, may in the name and stead of the Participant, make and execute all conveyances, assignments and transfers of any of the Restricted Shares provided for herein, and the Participant hereby ratifies and confirms that which the Company, as said attorney-in-fact, will do by virtue hereof. Nevertheless, the Participant will, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for this purpose.
10.    Miscellaneous.

Non-Employee Director Form – Restricted Stock Exhibit 10.13

(a)    This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees. The Company may assign to, and require, any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree in writing to perform this Agreement. Notwithstanding the foregoing, the Participant may not assign this Agreement or any of the Participant’s rights, interests or obligations hereunder.
(b)    This award of Restricted Shares shall not affect in any way the right or power of the Board or stockholders of the Company to make or authorize an adjustment, recapitalization or other change in the capital structure or the business of the Company, any merger or consolidation of the Company or its subsidiaries, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Restricted Shares, the dissolution or liquidation of the Company, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.
(c)    No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.
(d)    This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract. One or more counterparts of this Agreement may be delivered by facsimile or scanned electronic transmission, with the intention that they shall have the same effect as an original counterpart hereof.
(e)    The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.
(f)    The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.
(g)    All notices, consents, requests, approvals, instructions and other communications provided for herein will be in writing and validly given or made when delivered, or on the second succeeding business day after being mailed by registered or certified mail, whichever is earlier, to the persons entitled or required to receive the same, addressed, in the case of the Company, to the General Counsel of the Company at the principal office of the Company and, in the case of the Participant, at the address most recently on file with the Company or to such other address as either party may designate by like notice. Notices to the Company shall be addressed to Hospitality Investors Trust, Inc. at 450 Park Avenue, Suite 1400, New York, New York 10022, Attn: General Counsel.
(h)    This Agreement shall be construed, interpreted and governed and the legal relationships of the parties determined in accordance with the internal laws of the State of Maryland without reference to rules relating to conflicts of law.

Non-Employee Director Form – Restricted Stock Exhibit 10.13

11.    Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted thereunder and as may be in effect from time to time. The Plan is incorporated herein by reference. A copy of the Plan has been delivered to the Participant. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof (other than any other documents expressly contemplated herein or in the Plan) and supersedes any prior agreements between the Company and the Participant.

[signature page(s) follow]

Non-Employee Director Form – Restricted Stock Exhibit 10.13

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

HOSPITALITY INVESTORS TRUST, INC.

By:
Name:
Title:

Participant

(Signature)